Exhibit 99.2

Pro Forma Combined Financial Statements (Unaudited)

The following unaudited pro forma condensed combined financial statements were prepared using the historical financial statements of Allion Healthcare, Inc. (“Allion”), Biomed America, Inc. and Subsidiaries (“Biomed”) and Access Therapeutics, Inc. and Subsidiary (“Access”).  Biomed acquired Access in October 2007. Since the financial statements of Biomed alone are not representative of the business acquired by Allion, we are including the operating results of Access which includes the period prior to Biomed’s acquisition of Access for the year ended December 31, 2007.  This information should be read in conjunction with, and is qualified in its entirety by, the consolidated financial statements and related notes of Allion, Biomed and Access.

The accompanying unaudited pro forma condensed combined financial statements give pro forma effect to Allion’s acquisition of Biomed’s stock.  Total purchase consideration of $118.6 million (excluding $3.2 million of transaction fees and expenses) consisted of $48.0 million of cash, the assumption of $18.6 million of Biomed indebtedness, the issuance of 3,224,511 shares of Allion common stock valued at $16.5 million and the issuance of 6,125,448 shares of Allion Series A-1 preferred shares valued at $35.5 million.  The $48 million cash portion of the purchase consideration, $3.2 million in transaction fees and expenses, and the refinancing of $14.9 million in Biomed indebtedness were financed by a combination of cash reserves and debt proceeds from a new 5-year $55 million senior secured credit facility comprised of $35 million term loan and $20 million revolving credit facility. The new credit facility is pursuant to a Credit and Guaranty Agreement with CIT Healthcare LLC, as Administrative Agent and another lender named therein.

The acquisition will be accounted for under the purchase method of accounting.  Accordingly, the amount of the consideration paid is allocated to assets acquired and liabilities assumed based on their estimated fair values at the acquisition date.  The unaudited pro forma condensed combined financial statements reflect the preliminary allocation of the excess of such consideration paid over net assets acquired to goodwill and certain identifiable intangible assets, (including trade name, non-competition agreements and customer relationships) with an estimated weighted average life of 11 years.  The final purchase price allocation may be adjusted upon completion of the final valuation study and may differ materially from the information presented herein.

The following is a summary of the preliminary purchase price allocation (in thousands):

Identifiable intangible assets	$35,980
Goodwill	88,885
124,865
Plus: Current tangible assets	11,317
Net fixed assets	527
Less: Other assets & liabilities, net	(297)
Deferred tax liability	(14,590)
Total purchase price	$121,822

The unaudited pro forma combined Balance Sheet as of December 31, 2007 has been prepared as if the acquisition of Biomed and the closing of the Credit and Guaranty Agreement occurred on that date. The unaudited pro forma combined statements of operations for the year ended December 31, 2007 has been prepared as if the Biomed acquisition had occurred on January 1, 2007.

These unaudited pro forma combined financial statements are not necessarily indicative of the financial position or results of operations that would have occurred had the transaction been effected on the assumed dates.  Additionally, future results may vary significantly from the results reflected in the unaudited pro forma combined statement of operations due to changes in prices, future transactions and other factors. These statements should be read in conjunction with our audited consolidated financial statements and the related notes for the year ended December 31, 2007 included in our 2007 Form 10-K, the current report on Form 10-Q filed on May 12, 2008, and the audited financial statements of Biomed and Access included herein. The pro forma adjustments, as described in the notes to unaudited pro forma combined financial statements, are based upon available information and certain assumptions that our management believes are reasonable.

Allion Healthcare, Inc & Subsidiaries
Proforma Combined Balance Sheet (Unaudited)
December 31, 2007

(in thousands) ASSETS	Allion	Biomed	Pro Forma Adjustments		Allion and Biomed Pro Forma Combined
CURRENT ASSETS:
Cash and cash equivalents	$19,557	$311	$(18,362)	(1)	$1,506
Short term investments and securities held for sale	9,283	-	-		9,283
Accounts receivable, net	18,492	12,525	-		31,017
Inventories	8,179	2,138	-		10,317
Prepaid expenses and other current assets	767	218	(220)	(1)	765
Deferred tax asset	344	437	-		781
Total current assets	56,622	15,629	(18,582)		53,669
Property and equipment, net	790	489	-		1,279
Goodwill	41,893	15,358	73,527	(1)	130,778
Intangible assets	27,228	-	35,980	(1)	63,208
Assets held for sale	-	727			727
Other assets	83	75	-		158
TOTAL ASSETS	$126,616	$32,278	$90,925		$249,819

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts Payable	$15,832	$3,637	$(43)	(1)	$19,426
Accrued Expenses	2,319	2,840			5,159
Notes payable-subordinated	-	8,351	4,470	(1)	12,821
Current maturities of long term debt	-	125	750	(1)	875
Current portion of capital lease obligations	47	-	-		47
Notes payable - affiliate	-	3,644	-		3,644
Total current liabilities	18,198	18,597	5,177		41,972
LONG TERM LIABILITIES:
Long term debt	-	4,875	28,988	(1)	33,863
Deferred income taxes	2,212	113	14,590	(1)	16,915
Liabilities held for sale	-	90	-		90
Other	44	-	-		44
Total liabilities	20,454	23,675	48,755		92,884

CONTINGENCIES
STOCKHOLDERS’ EQUITY
Preferred stock	-	-	6	(1)	6
Common stock	16	-	3	(1)	19
Additional paid-in capital	112,636	8,025	42,739	(1)	163,400
Accumulated income (deficit)	(6,487)	578	(578)	(1)	(6,487)
Accumulated other comprehensive loss	(3)	-	-		(3)
Total stockholders’ equity	106,162	8,603	42,170		156,935

Total liabilities and stockholders’ equity	$126,616	$32,278	$90,925		$249,819

See notes to pro forma  combined financial statements

Allion Healthcare, Inc. & Subsidiaries
Proforma Combined Statement of Operations (Unaudited)
Year Ended December 31, 2007

(in thousands, except per share data)
	Allion	Biomed	Access	Biomed and Access Combined	Pro Forma Adjustments		Pro Forma Combined

Net sales	$246,661	$25,318	$23,875	$49,193	$-		$295,854
Cost of goods sold	211,387	15,775	15,071	30,846	(380)	(8)	241,853

Gross profit	35,274	9,543	8,804	18,347	380		54,001

Operating expenses:

Selling, general & administrative expenses	30,302	6,728	6,512	13,240	(1,533)	(2)	45,632
					3,243	(3)
					380	(8)
Impairment of long-lived assets	599	-	-	-	-		599

Operating income (loss)	4,373	2,815	2,292	5,107	(1,710)		7,770

Other income (expense):

Interest income (expense)	804	(293)	(204)	(497)	(741)	(4)	(3,496)
					241	(5)
					(3,303)	(6)

Total other income (expense)	804	(293)	(204)	(497)	(3,803)		(3,496)

Income before taxes & discontinued operations	5,177	2,522	2,088	4,610	(5,513)		4,274

Provision (benefit) for income taxes	1,917	1,010	900	1,910	(2,096)	(7)	1,731

Income (loss) from continuing operations	3,260	1,512	1,188	2,700	(3,417)		2,543

Basic income per common share:
Income from continuing operations	$0.20						$0.10

Diluted income per common share:
Income from continuing operations	$0.19						$0.10

Basic weighted average of common shares outstanding	16,204				9,350		25,554
Diluted weighted average of common shares outstanding	17,017				9,350		26,367

See notes to pro forma  combined financial statements

Allion Healthcare, Inc. & Subsidiaries
Footnotes to Unaudited Pro Forma Combined Balance Sheet and Statement of Operations
(in thousands, except share data)

(1) To reflect activity related to the acquisition, the senior secured credit facility and the allocation of the purchase price as follows: to reflect $18,000 and $362 in cash paid by Allion for  part of the cash portion of the purchase price and certain transaction costs, respectively; the inclusion of $220 in deferred acquisition costs as part of the total purchase consideration; to recognize $88,885 in Goodwill and $35,980 in definite lived intangibles; to include in the total purchase consideration $43 in transaction costs included in  Accounts Payable; to record indebtedness incurred to finance the acquisition and refinance Biomed debt including $12,821 drawn on the revolver, $35,000 drawn on the term loan (with $875 classified as current and an original issue discount of $262); the recognition of $14,590 in deferred taxes related to amortization of definite lived intangibles; the issuance of 3,224,511 and 6,125,448 shares of Allion common stock and A-1 preferred stock, respectively, and the elimination of the equity and historical accumulated income of Biomed.

(2) To eliminate nonrecurring Biomed management fees incurred from a related party.

(3) To reflect amortization of definite lived intangible assets acquired over their estimated weighted average useful life of 11 years.

(4) To reduce interest income earned by Allion to reflect cash and temporary investments used to partially finance the acquisition.

(5) To eliminate Biomed interest on refinanced debt.

(6) To reflect interest expense based on Allion’s actual indebtedness incurred to finance the acquisition at an annual interest rate of 6.71%.

(7) To adjust tax provision for pro forma effective tax rate of 40.5% for the year ended December 31, 2007.

(8) To reclass pharmacy salaries, taxes and benefits plus delivery costs to selling, general and administrative expenses.